Exhibit 99-2
                                   UACSC 96-D
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                             MONTH ENDING 12/31/96

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PRINCIPAL BALANCE RECONCILIATION                                            D O L L A R S                                  NUMBERS
                                                    CLASS A-1        CLASS A-2        CLASS A-3       TOTAL CLASS A's
                                                  --------------    -------------    -------------     --------------       ------
Original Principal Balance                        171,000,000.00    91,085,000.00    21,000,347.28     283,085,347.28       22,490
Beginning Period Principal Balance                161,517,720.24    91,085,000.00    21,000,347.28     273,603,067.52       21,928
Principal Collections -
     Scheduled Payments                             3,538,889.76             0.00             0.00       3,538,889.76
Principal Collections - Payoffs                     4,264,474.23             0.00             0.00       4,264,474.23          405
Principal Withdrawal from Payahead                      5,563.04             0.00             0.00           5,563.04
Gross Principal Charge Offs                             6,587.10             0.00             0.00           6,587.10            2
Repurchases                                            43,561.09             0.00             0.00          43,561.09            3
Ending Balance                                    153,658,645.02    91,085,000.00    21,000,347.28     265,743,992.30       21,518
                                                  ==============    =============    =============     ==============       ======

Certificate Factor                                     0.8985886        1.0000000        1.0000000          0.9387416
Pass Through Rate                                          5.960%           6.170%           6.300%             6.053%


CASH FLOW RECONCILIATION

Principal Wired                                                                                          7,848,567.00
Interest Wired                                                                                           3,010,612.71
Withdrawal from Payahead Account                                                                             9,492.69
Repurchases (Principal and Interest)                                                                        44,385.67
Charge Off Recoveries                                                                                         (558.68)
Interest Advances                                                                                           33,402.71
Certificate Account Interest Earned                                                                         33,370.14
Spread Account Withdrawal                                                                                        0.00
Class A Surety Bond Draw for
     Class I Interest                                                                                            0.00
Class A Surety Bond Draw for
     Class A Principal or Interest                                                                               0.00
Total Cash Flow                                                                                         10,979,272.24
                                                                                                        =============

TRUSTEE DISTRIBUTION  (1/08/97)

Total Cash Flow                                                                                         10,979,272.24
Unrecovered Advances on Defaulted Receivables                                                                    0.00
Servicing Fee (Due and Unpaid)                                                                                   0.00
Interest to Class A-1 Certificateholders                                                                   802,204.68
Interest to Class A-2 Certificateholders                                                                   468,328.71
Interest to Class A-3 Certificateholders                                                                   110,251.82
Interest to Class I Certificateholders                                                                     557,866.46
Principal to Class A-1 Certificateholders                                                                7,859,075.22
Principal to Class A-2 Certificateholders                                                                        0.00
Principal to Class A-3 Certificateholders                                                                        0.00
Surety Bond Premium                                                                                         34,325.27
Interest Advance Recoveries from Payments                                                                    8,370.85
Unreimbursed draws on Class A's Surety Bond
     for Class I Interest                                                                                        0.00
Unreimbursed draws on Class A's Surety Bond
     for Class A Principal or  Interest                                                                          0.00
Deposit to Payahead                                                                                         53,629.82
Certificate Account Interest to Servicer                                                                    33,370.14
Payahead Account Interest to Servicer                                                                          181.42
Excess                                                                                                   1,051,667.85

Net Cash                                                                                                         0.00
                                                                                                        =============

Monthly Servicing Fee and the Spread Amount                                                              1,858,515.79
                                                                                                        =============
Servicing Fee Retained from Interest Collections                                                           228,002.56

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
SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                 0.00
Beginning Balance                                                                                          223,949.51
Trustee Distribution of Excess                                                                           1,051,667.85
Interest Earned                                                                                                682.18
Spread Account Draws                                                                                             0.00
Reimbursement for Prior Spread Account Draws                                                                     0.00
Distribution of Funds to Servicer                                                                                0.00
Ending Balance                                                                                           1,276,299.54
                                                                                                        =============

Required Balance                                                                                         3,538,566.84

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                                                        14,154,267.36
Beginning Balance                                                                                       13,456,203.86
Reduction Due to Spread Account                                                                         (1,052,350.03)
Reduction Due to Principal Reduction                                                                      (392,953.76)
Ending Balance                                                                                          12,010,900.07
                                                                                                        =============

First Loss Protection Required Amount                                                                   12,010,900.07
First Loss Protection Fee %                                                                                      2.00%
First Loss Protection Fee                                                                                   20,685.44

SURETY BOND RECONCILIATION

Original Balance                                                                                       283,085,347.28
Beginning Balance                                                                                      273,933,452.59
Draws                                                                                                            0.00
Reimbursement of Prior Draws                                                                                     0.00
Ending Balance                                                                                         273,933,452.59
                                                                                                       ==============
Adjusted Ending Balance Based
     Upon Required Balance                                                                             266,055,766.45
                                                                                                       ==============
Required Balance                                                                                       266,055,766.45

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                           59,558.82
Deposit                                                                                                     53,629.82
Payahead Interest                                                                                              181.42
Withdrawal                                                                                                   9,492.69
Ending Balance                                                                                             103,877.37
                                                                                                       ==============

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